UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2025

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Westinghouse Blvd., Suite A, Charlotte, NC 28273
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 6, 2025, the Company filed an Articles of Amendment to its the Certificate of Designation of Rights and Preferences 8.0% Series A Cumulative Convertible Preferred Stock (the “Automatic Preferred Conversion Articles of Amendment”) with the Secretary of State of the State of North Carolina effective 4:01 p.m. Eastern Time on May 6, 2025 (the “Mandatory Exchange Date”). Pursuant to the Automatic Preferred Conversion Articles of Amendment each outstanding share of the Company’s 8% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) automatically, without any action on the part of the Preferred Stock holder, converts into thirteen shares of the Company’s Common Stock (the “Automatic Conversion”). The Automatic Conversion of the 5,000,000 issued and outstanding shares of Preferred Stock, inclusive of all accumulated and unpaid dividends, into 65,000,000 shares of Common Stock is effective on the Mandatory Exchange Date. The Company’s shareholders approved the Automatic Preferred Conversion Articles of Amendment on April 10, 2025 at the Company’s annual meeting of shareholders. Dividends on converted shares of Preferred Stock ceased to accrue on the Mandatory Exchange Date and the Preferred Stock ceased trading on the NYSE American LLC, on the Mandatory Exchange Date.

In addition effective May 6, 2025 and immediately following the Mandatory Exchange Date, the Company filed an Articles of Amendment to the Company’s Articles of Incorporation, as amended (the “Reverse Split Articles of Amendment”), which effected, at 4:02 p.m. Eastern Time on May 6, 2025, a one-for-8 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). At the Company’s annual meeting of shareholders held on April 10, 2025, the shareholders of the Company approved the Reverse Stock Split. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 12482W 409. The Common Stock began trading on the NYSE American on a Reverse Stock Split-adjusted basis when market opened on May 7, 2025.

As a result of the Reverse Stock Split, every 8 shares of Common Stock issued and outstanding (including the shares of Common Stock issued pursuant to the Automatic Conversion) were converted into one share of Common Stock. The Reverse Stock Split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have result in some shareholders owning a fractional share. No fractional shares were issued in connection with the Reverse Stock Split. Shareholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive one whole share.

The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options and warrants, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

The foregoing description of the Automatic Preferred Conversion Articles of Amendment and Reverse Split Articles of Amendment is a summary of the material terms thereof, does not purpose to be complete and is qualified in its entirety by reference to the full text of the Automatic Preferred Conversion Articles of Amendment and Reverse Split Articles of Amendment, which are filed with this report as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated hereby by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3.1	Articles of Amendment to Articles of Incorporation Automatic Preferred Conversion effective May 6, 2025
3.2	Articles of Amendment to Articles of Incorporation Reverse Split effective May 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: May 7, 2025	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Executive Officer and Chief Financial Officer

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